SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): February 21, 2008

Rohat Resources, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

333-1399326	20-5913810
(Commission File Number)	(IRS Employer Identification No.)

2025 Graveley Street
Vancouver, BC Canada	V5L 3B6
(Address of principal executive offices)	(Zip Code)

(604) 408-1710
___________________________
(Issuer's Telephone Number)

None
_______________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

Formation of Subsidiary

On February 20, 2008, the Registrant formed a subsidiary, Greenview Power, Inc. (“Greenview”), organized under the laws of the State of Minnesota.

Greenview is authorized to issue 10,000 shares of common stock, par value $0.01. The Registrant owns 1,000 shares of common stock, representing all of the issued and outstanding shares of Greenview. Under the Articles of Incorporation of Greenview, shareholders of the Company have no preemptive rights and no rights to cumulative voting. Directors of Greenview are elected by majority vote, and Greenview has eliminated director liability in certain instances.

The Registrant formed Greenview to use as a vehicle to explore entry into the wind power industry. Due to the intense focus on the elimination of greenhouse gases from the use of alternative energy sources, management has strategically decided to make an initial investment of time, money and capital into the exploration of the wind power industry.

The intent is for Greenview to test and develop wind power in various small communities in Minnesota. The ultimate goal is to build large scale wind farms connected to electrical grids to produce wind power, as well as in individual turbines for providing electricity to isolated locations.

Entry into the wind power industry will require the acquisition of wind turbines at a cost of approximately $1,000,000 per wind turbine, plus additional maintenance costs. Since the primary cost of producing wind energy is construction and there are no fuel costs, the average cost of wind energy per unit of production is dependent on a few key assumptions, such as the cost of capital and years of assumed service. Further, wind energy in many jurisdictions receives some financial or other support to encourage its development. Wind energy benefits from subsidies of various kinds in many jurisdictions, either to increase its attractiveness, or to compensate for subsidies received by other forms of production.

Currently, we are exploring the initial phases of selection of a wind power site and the positioning of turbines within the site, which is critical to economic development of wind power. Aside from the availability of wind itself, other significant factors include the availability of transmission lines, cost of land acquisition, land use considerations, and environmental impact of construction and operations. We are also currently evaluating ongoing wind operations for potential acquisitions.

In connection with the Registrant’s interest in the wind power industry, the Registrant will likely engage aconsultants with expertise in the area, including designing and manufacturing wind turbines, maintaining, remanufacturing and selling wind turbines, as well as experience in managing of wind farms.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rohat Resources, Inc. /s/ Delara Hussaini Name: Delara Hussaini Title: President

Dated: February 27, 2008